
PRO FORMA EARNINGS NORMALIZATION SCHEDULE            U S WEST, INC.

(UNAUDITED)

                       Quarter Ended              Year Ended
In millions, except    December 31,     %         December 31,   %
per share amounts      1998     1997  Change   1998      1997  Change
-------------------- ------- -------  --------------  -------  ------

NORMALIZED PRO FORMA INCOME:
Reported pro forma
 net income         $  368  $    227   62.1 $ 1,436  $  1,362    5.4
Adjustments:
 Rural exchange sales    -         -     -        -       (48)    -
 Bellcore sale           -       (32)    -        -       (32)    -
 Separation costs        -         -     -       68         -     -
 Asset impairment        -         -     -       21         -     -
 Extraordinary item      -         -     -        -         3     -
                     ----------------        -------- --------
Normalized pro forma
 income             $  368  $    195   88.7 $ 1,525  $  1,285   18.7
                     ================        ======== ========
NORMALIZED PRO FORMA
 BASIC EARNINGS PER SHARE:
Reported pro forma
 basic earnings
 per share          $ 0.73  $   0.45   62.2 $  2.86  $   2.73    4.8
Adjustments:
 Rural exchange sales    -         -     -        -     (0.10)    -
 Bellcore sale           -     (0.07)    -        -     (0.07)    -
 Separation costs        -         -     -     0.13         -     -
 Asset impairment        -         -     -     0.04         -     -
 Extraordinary item      -         -     -        -      0.01     -
                     ----------------        -------- --------
Normalized pro forma basic
 earnings per share $ 0.73  $   0.39 # 87.2 $  3.04 #$   2.57   18.3
                     ----------------        -------- --------

NORMALIZED PRO FORMA
 DILUTED EARNINGS
 PER SHARE:
Reported pro forma
 diluted earnings
 per share          $ 0.73  $   0.45   62.2 $  2.84  $   2.70    5.2
Adjustments:
 Rural exchange sales    -         -     -        -     (0.10)    -
 Bellcore sale           -     (0.07)    -        -     (0.07)    -
 Separation costs        -         -     -     0.13         -     -
 Asset impairment        -         -     -     0.04         -     -
 Extraordinary item      -         -     -        -      0.01     -
                     ----------------        -------- --------
Normalized pro forma
 diluted earnings
 per share          $ 0.73  $   0.39 # 87.2 $  3.01  $   2.55 # 18.0
                     ================        ======== ========

<F1>
# Amount does not foot due to rounding of the individual components.

                                  7